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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                    JURISDICTION                    PERCENTAGE OF
                                                         OF                          VOTING STOCK
     NAME OF ENTITY                                 INCORPORATION                     OWNED BY
                                                    OR FORMATION                    SHOLODGE, INC.
--------------------------------                    -------------                   --------------
MOBAT, Inc.                                          Tennessee                          100%
Shoney's Inn of Lebanon, Inc.                        Tennessee                          100%
Nashville Air Associates, Inc.                       Tennessee                          100%
Moore and Associates, Inc.                           Tennessee                          100%
Virginia Inns, Inc.                                  Tennessee                          100%
Sumner Ventures, Inc.                                Tennessee                          100%
ShoLodge Franchise Systems, LLC                      Tennessee                          100%
Sunshine Inns, Inc.                                  Tennessee                          100%
SLI Enterprises, Inc.                                Tennessee                          100%
Midwest Inns, Inc.                                   Tennessee                          100%
Southeast Texas Inns, Inc.                           Tennessee                          100%
The Hotel Group, Inc.                                Kansas                             100%(1)
Carolina Inns, Inc.                                  Tennessee                          100%
Alabama Lodging Corporation                          Tennessee                          100%
ShoLodge Beverage Corporation                        Texas                              100%(2)
Suite Tenant, Inc.                                   Tennessee                          100%
InnLink, LLC                                         Tennessee                          100%
Demonbreun Hotel Associates, Ltd.                    Tennessee                           90%(3)
Shoney's Inns of New Orleans, Ltd.                   Tennessee                           75%
Shoney's Inn of Gulfport, Ltd.                       Tennessee                           75%
Shoney's Inn of Bossier City, Ltd.                   Tennessee                           75%
Shoney's Inn of Atlanta, N.E.                        Tennessee                           75%(4)
Atlanta Shoney's Inns Joint Venture                  Tennessee                        73.33%(4)
Shoney's Inn of Stockbridge                          Tennessee                           55%(5)
Shoney's Inn North, L.P.                             Tennessee                          100%(6)
Guesthouse Franchise Systems, LLC                    Tennessee                          100%
Guesthouse International Franchise
   Systems, Inc.                                     Delaware                           100%(7)

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(1)      Through Midwest Inns, Inc.
(2)      Through Southeast Texas Inns, Inc.
(3)      20% through Sumner Ventures, Inc.
(4)      Through MOBAT, Inc.
(5)      Through Atlanta Shoney's Inns Joint Venture
(6)      50% through Shoney's Inn of Lebanon, Inc.
(7)      Through Guesthouse Franchise Systems, LLC


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